                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Silicon Valley Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           SILICON VALLEY GROUP, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 19, 1998

     The Annual Meeting of Stockholders of SILICON VALLEY GROUP, INC., a Delaware corporation (the "Company"), will be held at the Company's offices located at 2240 Ringwood Avenue, San Jose, California 95131, on Thursday, February 19, 1998, at 3:00 p.m., Pacific Time, for the following purposes:

        1. To elect five directors.

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 23, 1997 will be entitled to vote at the meeting.

                                         By Order of the Board of Directors


                                         /s/ LARRY W. SONSINI
                                         ------------------------------
                                         Larry W. Sonsini
                                         Secretary

San Jose, California
January 12, 1998

--------------------------------------------------------------------------------

        IMPORTANT: TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY
   CHOOSE TO VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.
--------------------------------------------------------------------------------

                           SILICON VALLEY GROUP, INC.
                           101 METRO DRIVE, SUITE 400
                           SAN JOSE, CALIFORNIA 95110

                            ------------------------

                                PROXY STATEMENT

GENERAL

     The accompanying proxy is solicited by the Board of Directors of Silicon Valley Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on February 19, 1998, at 3:00 p.m., Pacific Time, or at any adjournment thereof. The meeting will be held at the Company's offices located at 2240 Ringwood Avenue, San Jose, California 95131. The Company's telephone number at that address is (408) 434-0500. At the meeting, only stockholders of record at the close of business on December 23, 1997 will be entitled to vote. On that date, the Company's outstanding capital stock consisted of 32,278,583 shares of Common Stock.

     This Proxy Statement and form of proxy were first sent or given to stockholders on or about January 12, 1998, together with the Company's 1997 Annual Report to Stockholders.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock held on all matters presented at the meeting. However, if any stockholder at the meeting and prior to the voting gives notice of the stockholder's intention to cumulate votes for the election of directors, then all stockholders may (i) cumulate their votes and give any one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which their shares are entitled; or (ii) distribute their votes on the same principle among as many candidates as they choose, up to a maximum of five candidates. The cost of solicitation of proxies will be borne by the Company. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile or special letter.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

                                   PROPOSAL:

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as directors the five nominees named below, unless the proxy is marked otherwise. All nominees are currently directors of the Company. If a person other than a management nominee is nominated, the proxy holders may choose to cumulate their votes and allocate them among such nominees of management as the proxy holders shall determine in their discretion in order to elect as many nominees of management as possible. The five candidates receiving the highest number of votes will be elected. The proxy holders have also advised that, in the event any nominee is unavailable for election, which is not currently anticipated, they may vote in accordance with their judgment for the election of a substitute nominee designated by the Board.

     All five directors will be elected for a one-year term expiring at the 1999 Annual Meeting of Stockholders, subject to the election and qualification of their successors, or to their earlier death, resignation or removal.

     The following table sets forth information concerning the nominees for director.

                                   YEAR     DIRECTOR
              NAME                 BORN      SINCE                PRINCIPAL OCCUPATION
  -----------------------------    -----    --------     ---------------------------------------
  Papken S. Der Torossian(1)...    1938       1984       Chairman of the Board of Directors
                                                         since 1991; Director since 1984; Chief
                                                         Executive Officer since February 1986;
                                                         President from 1984 to 1991. Mr. Der
                                                         Torossian had previously held a variety
                                                         of management and executive positions,
                                                         including 12 years in engineering
                                                         management at Hewlett-Packard Company.
  William A. Hightower.........    1943       1994       Appointed President and Chief Operating
                                                         Officer in August 1997. Chairman of the
                                                         Board of Directors of Cadnet Corp. from
                                                         1996 to July 1997. Prior to joining
                                                         Cadnet in 1996, Mr. Hightower was
                                                         President and Chief Executive Officer
                                                         of Telematics International, Inc. Mr.
                                                         Hightower also serves as a director of
                                                         Jotan, Inc.
  William L. Martin(1)(2)(3)...    1923       1986       Private investor; Chief Executive
                                                         Officer of Plantronics, Inc. prior to
                                                         his retirement in 1980; founder and
                                                         Chief Executive Officer of Zehntel,
                                                         Inc. until 1978.

                                   YEAR     DIRECTOR
              NAME                 BORN      SINCE                PRINCIPAL OCCUPATION
  -----------------------------    -----    --------     ---------------------------------------
  Nam P. Suh(1)................    1936       1994       Cross Professor of Manufacturing and
                                                         Mechanical Engineering, Head of the
                                                         Department of Mechanical Engineering
                                                         and Director of the Manufacturing
                                                         Institute at the Massachusetts
                                                         Institute of Technology since 1991. Dr.
                                                         Suh is also the Founder and a member of
                                                         the Board of Trexel, Inc. Dr. Suh
                                                         served as Assistant Director of the
                                                         National Science Foundation from 1984
                                                         to 1988.
  Lawrence Tomlinson (2)(3)....    1940       1996       Vice President-Treasurer of
                                                         Hewlett-Packard Company since 1993;
                                                         Director of Finance and Administration
                                                         for Hewlett-Packard's European
                                                         operations from 1989 to 1993. Mr.
                                                         Tomlinson was appointed to the board in
                                                         December 1996.

---------------

(1) Member of the Technical Advisory Committee.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

     See also "Stock Ownership of Certain Beneficial Owners and Management." A description of the business experience of the other executive officers of the Company is contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 filed with the Securities and Exchange Commission. There are no family relationships between any of the Company's directors or executive officers.

     The Board of Directors held four meetings during fiscal 1997.

     The standing committees of the Board include a Technical Advisory Committee, a Compensation Committee and an Audit Committee. There is no Nominating Committee.

     The Technical Advisory Committee held two meetings in fiscal 1997. The Technical Advisory Committee is responsible for monitoring and assessing the state of the Company's technical operations.

     The Compensation Committee held three meetings in fiscal 1997. The Compensation Committee monitors the nature and levels of compensation paid by the Company to its executive personnel and administers the Company's stock option plans and employee stock purchase plan.

     The Audit Committee held three meetings in fiscal 1997. The functions of the Audit Committee include recommending appointment of the Company's independent auditors to the Board of Directors and reviewing (i) the scope of the independent auditors' annual audit and their compensation; (ii) the general policies and procedures of the Company with respect to internal auditing, accounting and financial controls; and (iii) any change in accounting principles, significant audit adjustments proposed by the auditors and any recommendations that the auditors may have with respect to policies and procedures.

     During fiscal 1997 (or such portion of fiscal 1997 during which a director served as a member of the Board of Directors), no director attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the Company's Common Stock beneficially owned as of November 28, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) the Chief Executive Officer of the Company, (iii) each director of the Company; (iv) each of the four most highly paid executive officers of the Company earning more than $100,000 in fiscal 1997 (together with the Chief Executive Officer, the "Named Executive Officers") and (v) all directors and executive officers of the Company as a group.

                                                                     AMOUNT AND
                                                                NATURE OF BENEFICIAL
                            NAME                                     OWNERSHIP                PERCENT(1)
-------------------------------------------------------------  ----------------------         -------
Capital Guardian Trust Company...............................         2,375,000                  7.6%
Papken S. Der Torossian......................................           511,840(2)               1.7%
William A. Hightower.........................................             5,000(3)                 *
William L. Martin............................................             9,300(4)                 *
Lawrence Tomlinson...........................................             2,500(5)                 *
Nam P. Suh...................................................             8,500(6)                 *
Robert J. Richardson(7)......................................             5,252(8)                 *
Edward A. Dohring............................................            37,500(9)                 *
Russell G. Weinstock.........................................            46,153(10)                *
Jeffrey M. Kowalski..........................................            27,900(11)                *
All directors and executive officers as a group (14
  persons)...................................................           842,566(12)              2.6%

---------------

  *  Less than 1%

 (1) Computed on the basis of 31,183,527 shares of Common Stock outstanding as of November 28, 1997 plus, with respect to those persons holding warrant or options to purchase Common Stock exercisable within 60 days of November 28, 1997, the number of shares of Common Stock that are issuable upon exercise thereof.

 (2) Includes 327,231 shares subject to options which are exercisable within 60 days after November 28, 1997, 3,400 shares held by Mr. Der Torossian's daughter, as to which shares he disclaims beneficial ownership and 2,000 shares held by Bayshore Lyric Opera Company, a charitable organization of which he is a member of the board of directors, as to which shares he disclaims beneficial ownership.

 (3) Includes 5,000 shares subject to options which are exercisable within 60 days of November 28, 1997.

 (4) Includes 6,100 shares subject to options which are exercisable within 60 days after November 28, 1997.

 (5) Includes 2,500 shares subject to options which are exercisable within 60 days after November 28, 1997.

 (6) Includes 8,500 shares subject to options which are exercisable within 60 days after November 28, 1997.

 (7) Mr. Richardson's employment with the Company terminated effective as of November 7, 1997.

 (8) Includes 2,500 shares subject to options which are exercisable within 60 days after November 28, 1997.

 (9) Includes 37,500 shares subject to options which are exercisable within 60 days after November 28, 1997.

(10) Includes 39,752 shares subject to options which are exercisable within 60 days after November 28, 1997.

(11) Includes 26,077 shares subject to options which are exercisable within 60 days after November 28, 1997.

(12) Includes 612,759 shares subject to options which are exercisable within 60 days after November 28, 1997.

COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it or written representations from reporting persons, the Company believes that during the fiscal year ended September 30, 1997, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except that during fiscal 1997, Mr. Der Torossian did not report timely on Form 4 the sale of common stock and a gift of common stock in September 1997, and Mr. John Matthews, Vice President, World Wide Service, did not report timely on Form 4 the exercise of options to purchase common stock in September 1997. Such transactions were reported on Form 4 in October 1997 by Mr. Matthews and on Form 4 in December 1997 by Mr. Der Torossian.

                             EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

     Fees of $1,500 per Board meeting attended and a $2,500 quarterly retainer are paid to directors who are not employees of the Company. Directors are also reimbursed for reasonable expenses incurred in attending Board and committee meetings. Members of the Board committees who are not part of the Company's management receive $500 per committee meeting attended. During fiscal 1997, the Company granted Mr. Hightower an option to purchase 5,000 shares of Common Stock at an exercise price per share of $21.25 pursuant to the 1987 Stock Option Plan in connection with his service as a director and an option to purchase 200,000 shares of Common Stock pursuant to the 1996 Stock Plan at an exercise price per share of $31.25 upon his appointment as President and Chief Operating Officer of the Company. During fiscal 1997, directors Martin and Suh, who were not employees of the Company, were each granted an option to purchase 5,000 shares of Common Stock, in the case of Mr. Martin, pursuant to the 1996 Stock Plan, and, in the case of Dr. Suh, pursuant to the 1987 Stock Option Plan, at per share exercise prices of $32.00 and $16.625, respectively. Upon his first becoming a director in December 1996, Mr. Tomlinson was granted an option to purchase 10,000 shares of Common Stock pursuant to the 1987 Stock Option Plan at a per share exercise price of $21.50. During fiscal 1997, Mr. Hightower (prior to becoming an officer in August 1997), Mr. Martin and Dr. Suh each performed certain consulting services for the Company for which they received fees of $20,000, $21,500 and $79,200, respectively.

EXECUTIVE EMPLOYMENT AGREEMENTS

     On August 1, 1997, the Company entered into a new seven-year employment agreement (the "Employment Agreement") with Papken S. Der Torossian, Chairman of the Board and Chief Executive Officer of the Company. The Employment Agreement provides for a base salary of $600,000 per annum, or such higher rate as the Company's Board of Directors may determine from time to time, along with such performance bonus amounts and car allowances, if any, as the Board shall authorize, in its discretion, from time to time, and provides that Mr. Der Torossian shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company. In the event of Mr. Der Torossian's (i) termination of employment by the Company without cause; (ii) termination by the Company within twelve (12) months of a change in control;
(iii) death or disability; or (iv) voluntary termination due to a material reduction in salary or benefits or a material change in responsibilities or a requirement to relocate, Mr. Der Torossian shall be paid an amount equal to 300% of the base salary in effect on the date of such termination plus an amount equal to 300% of the aggregate bonus and car allowance, if any, paid to Mr. Der Torossian for the immediately preceding fiscal year or during the preceding twelve month period, whichever is greater.

     On August 1, 1997, the Company entered into a new seven-year employment agreement (the "Hightower Agreement") with William A. Hightower, President and Chief Operating Officer of the Company. The Hightower Agreement provides for a base salary of $375,000 per annum, or such higher rate as the Company's Board of Directors may determine from time to time, along with a target performance bonus of $243,750 for the fiscal year ended September 30, 1998, which may be adjusted by the Board of Directors, and such other performance bonus amounts and car allowances, if any, as the Board shall authorize, in its discretion, from time to time. The Hightower Agreement provides that Mr. Hightower shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company. In the event of Mr. Hightower's (i) termination of employment by the Company without cause; (ii) termination by the Company within twelve (12) months of a change in control; (iii) death or disability; or (iv) voluntary termination due to a material reduction in salary or benefits or a material change in responsibilities or a requirement to relocate, Mr. Hightower shall be paid an amount equal to 300% of the base salary in effect on the date of such termination plus an amount equal to 300% of the aggregate bonus and car allowance, if any, paid to Mr. Hightower for the immediately preceding fiscal year or during the preceding twelve month period, whichever is greater.

     On August 1, 1997, the Company entered into a new seven-year employment agreement (the "Weinstock Agreement") with Russell G. Weinstock, Vice President of Finance, Chief Financial Officer and Assistant Secretary of the Company. The Weinstock Agreement provides for a base salary of $300,000 per annum, or such higher rate as the Company's Board of Directors may determine from time to time, along with such performance bonus amounts and car allowances, if any, as the Board shall authorize, in its discretion, from time to time (collectively, the "Base Compensation"), and provides that Mr. Weinstock shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company. In the event of Mr. Weinstock's (i) termination of employment by the Company without cause or (ii) death or disability, Mr. Weinstock shall be paid an amount equal to 200% of the Base Compensation in effect on the date of such termination.

     On August 1, 1997, the Company entered into a new seven-year employment agreement (the "Lipkin Agreement") with Boris Lipkin, Vice President, Corporate of the Company. The Lipkin Agreement provides for a base salary of $275,000 per annum, or such higher rate as the Company's Board of Directors may determine from time to time, along with such performance bonus amounts and car allowances, if any, as the Board shall authorize, in its discretion, from time to time (collectively, the "Base Compensation"), and provides that Mr. Lipkin shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company. In the event of Mr. Lipkin's (i) termination of employment by the Company without cause or (ii) death or disability, Mr. Lipkin shall be paid an amount equal to 200% of the Base Compensation in effect on the date of such termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors during fiscal 1997 were Messrs. Tomlinson and Martin. All members are or were non-employee directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee sets, reviews and administers the executive compensation program of the Company and is comprised of the individuals listed below, all of whom are non-employee directors of the Company. The role of the Compensation Committee is to establish and approve salaries and other compensation paid to the executive officers of the Company and to administer the Company's stock option plans and employee stock purchase plan.

     Compensation Philosophy. The Company's compensation philosophy is that cash compensation should be directly linked to the short-term performance of the Company and that longer-term incentives, such as stock options, should be aligned with the objective of enhancing stockholder value over the long term. The use of stock options clearly links the interests of the officers and employees of the Company to the interests of the stockholders. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that the Company can continue to attract, retain and motivate key employees who are critical to the long-term success of the Company.

     Under federal tax laws, the Company is not allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any fiscal year. No officer of the Company, with the exception of Mr. Der Torossian, has received compensation in excess of $1 million to date. The Compensation Committee may consider adopting policies with respect to this limitation on deductibility when appropriate.

     Components of Executive Compensation. The principal cash components of executive compensation are base salary and cash bonuses.

     Base salary is set based on competitive factors and the historic salary structure for various levels of responsibility within the Company. The Compensation Committee annually conducts surveys of companies in the industry in which the Company competes in order to determine whether the Company's executive base salaries are in a competitive range. Generally, salaries are set at the middle of the range. A significant portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon Company performance.

     Bonuses are paid semi-annually to executive officers as recommended by the Chief Executive Officer and reviewed and approved by the Compensation Committee. In establishing the overall level of executive bonuses, the Compensation Committee considers data from surveys of the bonus amounts paid by other companies in similar businesses. The amount of bonus for each executive consists of an amount which is based upon the operating profit plan and cash flow objectives of the Company approved by the entire Board of Directors at the beginning of the fiscal year. An additional smaller portion of the bonus is discretionary, based upon that executive meeting certain objectives set out for that executive relating to his or her area of activity. The operating profit and cash flow components of the bonus plan emphasize the Compensation Committee's belief that, when the Company is successful, the executive's compensation should be higher, but that, conversely, if the Company is not successful and is not profitable, bonuses should be minimal. Depending upon the level of the executive, the Company targets between 40% and 65% of the total compensation to be variable and based upon the Company meeting 100% of its budgetary performance plan. If operating profits fell below 70% of plan, no performance bonus would be paid. Each individual executive officer's bonus is determined, based upon the executive's base salary, profitability of the Company, attainment of cash flow objectives and the executive's individual performance.

     The principal equity component of executive compensation is the stock option program. Stock options are generally granted when an executive joins the Company and periodically thereafter. Options vary with the responsibility level of the executive. The initial option granted to the executive vests over a period of four or five years. This provides a method of retention and motivation for the senior level executives of the Company and also aligns senior management's objectives with long-term stock price appreciation. This approach is designed to encourage the creation of stockholder value over the long term since no benefit is realized from the stock option grant unless the price of the Common Stock rises over a number of years. In addition to the stock option program, all eligible employees of the Company may participate in payroll deduction employee stock purchase plans pursuant to which stock may be purchased at 85% of the fair market value at the beginning or end of each one-year offering period, whichever is less (up to a maximum of $25,000 worth for each calendar year in each enrollment period or 10% of annual compensation under all such plans, whichever is less).

     Other elements of executive compensation are participation in a split-life insurance program, a Company-wide life insurance program and a Company-wide long term disability plan as well as Company-wide medical benefits and the ability to defer compensation pursuant to a 401(k) plan and a nonqualified deferred compensation plan. The Company makes matching contributions under both deferred compensation plans based on the amount of the employee's compensation, up to a maximum of 3% of compensation in the case of the 401(k) plan and up to a maximum of 5% of compensation in the case of the nonqualified deferred compensation plan.

     The Compensation Committee believes that the compensation levels of the Company's executive officers are competitive and in line with those of comparable companies.

                                          Compensation Committee of the Board of
                                          Directors

                                          William L. Martin, Chairman
                                          Lawrence Tomlinson

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid during the last three fiscal years to the Company's Chief Executive Officer and to the four other Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                      ANNUAL COMPENSATION(1)            ------------
                                            ------------------------------------------  STOCK OPTION
                                   FISCAL                              OTHER ANNUAL        GRANTS         ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR     SALARY     BONUS(2)     COMPENSATION(3)    (# OF SHS.)     COMPENSATION
---------------------------------- ------   ---------  -----------  ------------------  ------------   ---------------
Papken S. Der Torossian...........   1997   $ 586,153   $ 525,722        $ 16,441           78,199(4)     $ 117,215(5)(6)
  Chairman of the Board and          1996     510,191     431,598          27,125           65,000(7)         9,082(5)
  Chief Executive Officer                                                                  185,000(8)
                                     1995     444,133     445,927          19,733          150,000            2,359(5)
Robert J. Richardson(9)...........   1997     293,075     132,930          17,734           32,583(4)        28,211(5)(6)
  Vice President, New Business       1996     249,249     130,644          18,020           30,000(7)           942(5)
  Development and Corporate                                                                 60,000(8)
  Marketing                          1995     206,922     133,659          17,762           48,840           52,459(10)
Edward A. Dohring.................   1997     286,502     133,597          19,004           24,645(4)       120,810(6)(11)
  Vice President, Silicon Valley     1996     248,462     139,231          16,851           30,000(7)        45,742(12)
  Group, Inc. and President,                                                                50,000(8)
  SVG Lithography Systems, Inc.      1995     213,172     137,585          15,420           30,000           13,735(10)
Russell G. Weinstock..............   1997     287,998     138,359          18,804           31,398(4)        28,831(5)(6)
  Vice President of Finance and      1996     245,287     142,442          16,920           30,000(7)         1,151(5)
  Chief Financial Officer                                                                   60,000(8)
                                     1995     213,173     147,018          15,420           30,000              832(5)
Jeffrey M. Kowalski...............   1997     280,383     128,705          18,458           22,749(4)        22,076(6)
  Vice President, Silicon Valley     1996     231,922     124,919          17,779           30,000(7)       181,823(13)
  Group, Inc. and President,                                                                80,000(8)
  Thermco Systems Division           1995     130,338     121,896          10,991           50,000               --

---------------

 (1) Excludes certain perquisites and other amounts, which, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

 (2) Includes bonus and profit sharing amounts earned during the fiscal year indicated even if such amounts are paid in another fiscal year.

 (3) Represents Company matching contributions to the Named Executive Officer's 401(k) plan account, automobile allowances and reimbursement of tax return preparation fees.

 (4) Represents options granted under the Company's 1996 Stock Plan.

 (5) Represents income related to split-life insurance premiums paid by the Company for the benefit of the named executive officer, and in the case of Mr. Der Torossian's 1996 compensation, additional income of $5,910 in whole life insurance.

 (6) Includes approximate income related to matching contributions and to above market interest paid on compensation deferred by the employee pursuant to the Company's nonqualified deferred compensation plan.

 (7) Represents options granted under the Company's 1987 Stock Option Plan.

 (8) Represents grants of options in exchange for cancellation of previously outstanding options with higher exercise prices.

 (9) Mr. Richardson's employment with the Company terminated effective as of November 7, 1997.

(10) For Messrs. Richardson and Dohring, represents $51,783 and $12,198, respectively, for relocation expenses and $676 and $1,537, respectively, for split-life insurance premiums paid by the Company for the benefit of such executive officers.

(11) For Mr. Dohring, represents $92,188 for relocation expenses and $3,180 for split-life insurance premiums paid by the Company for Mr. Dohring's benefit.

(12) For Mr. Dohring, represents $43,605 for relocation expenses and $2,137 for split-life insurance premiums paid by the Company for Mr. Dohring's benefit.

(13) For Mr. Kowalski, represents $181,823 for relocation expenses.

OPTIONS GRANTED AND OPTIONS EXERCISED IN THE LAST FISCAL YEAR

     The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during the last fiscal year, as well as options held by such officers as of October 3, 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                  POTENTIAL REALIZABLE VALUE OF
                                --------------------------------------------       ASSUMED ANNUAL RATES OF
                                              % OF                                 STOCK PRICE APPRECIATION
                                              TOTAL    EXERCISE                  (THROUGH EXPIRATION DATE)(1)
                                 OPTIONS     OPTIONS    PRICE     EXPIRATION   --------------------------------
             NAME               GRANTED(2)   GRANTED    ($/SH)       DATE       5% PER YEAR      10% PER YEAR
------------------------------  ----------   -------   --------   ----------   --------------   ---------------
Papken S. Der Torossian.......    78,199       23.3%    $23.00      4/8/2007     $1,133,104       $ 2,859,737
Robert J. Richardson(3).......    32,583        9.6%     23.00      4/8/2007        472,128         1,191,560
Edward A. Dohring.............    24,645        7.2%     23.00      4/8/2007        357,106           901,268
Russell G. Weinstock..........    31,398        9.2%     23.00      4/8/2007        454,957         1,148,225
Jeffrey M. Kowalski...........    22,749        6.8%     23.00      4/8/2007        329,633           831,931

---------------

(1) The Potential Realizable Values are calculated based on the fair market value on the date of grant, which is equal to the exercise price of the options granted in fiscal 1997, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Values are net of the option exercise price. The assumed rates of appreciation are specified in rules of the Securities and Exchange Commission, and do not represent the Company's estimate or projection of its future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holder's continued employment through the exercise/ vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(2) These options were granted under the Company's 1996 Stock Plan and have an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant. Each of the options vests cumulatively over a period of four years from the date of grant.

(3) Mr. Richardson's employment with the Company terminated effective as of November 7, 1997.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                  NUMBER OF
                                                                 UNEXERCISED        VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL       OPTIONS AT FISCAL
                                    SHARES                         YEAR END              YEAR END(1)
                                  ACQUIRED ON      VALUE      ------------------   -----------------------
              NAME                 EXERCISE      REALIZED     VESTED    UNVESTED     VESTED      UNVESTED
--------------------------------  -----------   -----------   -------   --------   ----------   ----------
Papken S. Der Torossian.........     25,000      $ 699,375    327,231    279,088   $7,237,828   $5,508,695
Robert J. Richardson(2).........     20,304        480,904      2,500          0            0    1,466,108
Edward A. Dohring...............     19,549        539,992     37,500     73,644      987,687    1,288,489
Russell G. Weinstock............      8,000        173,899     39,752     86,646      911,522    1,461,380
Jeffrey M. Kowalski.............          0              0     26,077     84,372      532,842    1,421,818

---------------

(1) Represents the difference between the exercise price of the options and the closing price of the Company's Common Stock as reported on the Nasdaq National Market on September 30, 1997.

(2) Mr. Richardson's employment with the Company terminated effective as of November 7, 1997.

     The following table summarizes stock options granted to the executive officers of the Company that have been repriced during the past ten fiscal years:

                                                               MARKET
                                                 NUMBER OF      PRICE
                                                SECURITIES       OF      EXERCISE
                                                UNDERLYING      STOCK     PRICE               LENGTH OF ORIGINAL
                                                  OPTIONS        AT        AT        NEW         OPTION TERM
                                   REPRICING     REPRICED      TIME OF   TIME OF   EXERCISE   REMAINING AT DATE
              NAME                   DATE           (#)        REPRICING REPRICING  PRICE        OF REPRICING
---------------------------------  ---------   -------------   -------   -------   -------   --------------------
Papken S. Der Torossian..........    7/16/96      150,000      $16.125   $26.875   $16.125   5 years, 275 days
  Chairman of the Board              7/16/96       35,000       16.125    23.375    16.125     6 years, 273 days
  and Chief Executive Officer       10/29/87      100,000        5.750    13.625     5.750     5 years, 342 days
Robert J. Richardson.............    7/16/96       30,000       16.125    26.875    16.125   5 years, 275 days
  Former Vice President, New         7/16/96       30,000       16.125    23.375    16.125     6 years, 273 days
  Business Development and
  Corporate Marketing
Edward A. Dohring................    7/16/96       30,000       16.125    23.375    16.125   6 years, 273 days
  Vice President, Silicon            7/16/96       20,000       16.125    26.875    16.125     5 years, 275 days
  Valley Group, Inc. and
  President, SVG Lithography
  Systems, Inc.
Russell G. Weinstock.............    7/16/96       30,000       16.125    23.375    16.125   6 years, 273 days
  Vice President, Finance and        7/16/96       20,000       16.125    26.875    16.125     5 years, 275 days
  Chief Financial Officer            7/16/96       10,000       16.125    19.625    16.125     5 years, 108 days
                                    10/29/87        1,000        5.750     7.750     5.750     5 years, 176 days
                                    10/29/87        1,000        5.750    13.625     5.750     5 years, 342 days
Steven L. Jensen.................    7/16/96       20,000       16.125    26.875    16.125   5 years, 275 days
  Vice President, Worldwide          7/16/96       20,000       16.125    23.375    16.125     6 years, 273 days
  Sales and Service
Jeffrey M. Kowalski..............    7/16/96       30,000       16.125    22.625    16.125   5 years, 200 days
  Vice President, Silicon            7/16/96       30,000       16.125    23.375    16.125     6 years, 273 days
  Valley Group, Inc. and             7/16/96       10,000       16.125    35.438    16.125     6 years, 97 days
  President, Thermco Worldwide       7/16/96       10,000       16.125    26.875    16.125     5 years, 275 days
  Division
Boris Lipkin.....................    7/16/96       30,000       16.125    26.875    16.125   5 years, 275 days
  Vice President, Corporate          7/16/96       20,000       16.125    23.375    16.125     6 years, 273 days
                                     7/16/96       10,000       16.125    35.438    16.125     6 years, 97 days
John W. Matthews.................    7/16/96        5,000       16.125    26.875    16.125   5 years, 275 days
  Vice President, Worldwide          7/16/96        5,000       16.125    35.438    16.125     6 years, 97 days
  Service
Edward R. Ward...................    7/16/96       10,000       16.125    23.375    16.125   6 years, 273 days
  Former Vice President,             7/16/96        5,000       16.125    35.438    16.125     6 years, 97 days
  Corporate Technology               7/16/96        5,000       16.125    26.875    16.125     5 years, 275 days
David R. Bartlett................   10/29/87        3,500        5.750     8.000     5.750   5 years, 110 days
  Former Vice President,            10/29/87        3,500        5.750     9.000     5.750     5 years, 250 days
  Human Resources
Charles Desmond..................   10/29/87        2,000        5.750     7.750     5.750   5 years, 176 days
  Former Vice President,            10/29/87        3,500        5.750     9.000     5.750     5 years, 250 days
  Sales and Service
James E. Herlinger...............   10/29/87        3,500        5.750     8.000     5.750   5 years, 110 days
  Former Vice President and         10/29/87        3,500        5.750     9.000     5.750     5 years, 250 days
  General Manager, CVD Division
Byron F. McMillan................   10/29/87      125,000        5.750     9.000     5.750   5 years, 243 days
  Former Executive Vice President
  and Chief Operating Officer
Anthony R. Muller................   10/29/87        3,500        5.750     8.000     5.750   5 years, 110 days
  Former Vice President, Finance    10/29/87        3,500        5.750     9.000     5.750     5 years, 250 days
  and Chief Financial Officer
Patrick C. O'Connor..............   10/29/87        3,500        5.750     8.000     5.750   5 years, 110 days
  Former Senior Vice President,     10/29/87        3,500        5.750     9.000     5.750     5 years, 250 days
  Corporate Development
Arthur G. Silver.................   10/29/87        3,500        5.750     8.000     5.750   5 years, 110 days
  Former Vice President and         10/29/87        3,500        5.750     9.000     5.750     5 years, 250 days
  General Manager, Track Division

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

     The following graph sets forth the Company's total cumulative stockholder return as compared to the S&P 500 Index and the Russell 2000 Index for the past five fiscal years. The total stockholder return assumes $100 invested at the beginning of the period in Common Stock of the Company, the S&P 500, and the Russell 2000 Index. Total return assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                AMONG SILICON VALLEY GROUP, INC., THE S&P INDEX
                           AND THE RUSSELL 2000 INDEX

        MEASUREMENT PERIOD            'SILICON VALLEY
      (FISCAL YEAR COVERED)            GROUP, INC.'          S & P 500         RUSSELL 2000
SEP-92                                     100                 100                 100
SEP-93                                     220                 113                 133
SEP-94                                     288                 117                 137
SEP-95                                     773                 152                 169
SEP-96                                     355                 183                 191
SEP-97                                     711                 254                 257

                              CERTAIN TRANSACTIONS
TRANSACTIONS WITH PERKIN-ELMER

     In July 1992, the Company purchased all 1,990,000 shares of the common stock of SVG Lithography Systems, Inc. ("SVGL") held by Perkin-Elmer and a promissory note in the aggregate principal amount of $8,200,000 payable by SVGL to Perkin-Elmer. The purchase price for such shares and note was 10,000 shares of the Company's Series A Preferred Stock. On March 14, 1995, the Series A Preferred Stock was converted into 1,000,000 shares of the Company's Common Stock. The Series A Preferred Stock accrued cumulative quarterly dividends of 7% per annum. During fiscal 1995, the Company issued 27,692 Shares of Common Stock in satisfaction of the quarterly dividend amounts due. On March 23, 1995, the Company filed a Registration Statement on Form S-3 pursuant to which the Company sold 3,192,606 shares of Common Stock and Perkin-Elmer sold its entire holding of 1,807,394 shares of Common Stock, including 1,000,000 shares from the conversion of the Series A Preferred Stock.

AGREEMENTS WITH EXECUTIVE OFFICERS

     See "Executive Compensation -- Executive Employment Agreements."

                    STOCKHOLDER PROPOSALS TO BE PRESENTED AT
                            THE NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company (i) must be received by the Company at 101 Metro Drive, Suite 400, San Jose, California 95110 no later than September 11, 1998 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.

                              INDEPENDENT AUDITORS

     The Board has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending September 30, 1997. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to any questions.

                                 OTHER BUSINESS

     At this time management knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the proxy holders named in the accompanying proxy intend to vote the proxies on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

January 12, 1998

                                   [SVG LOGO]

printed on recycled paper

PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           SILICON VALLEY GROUP, INC.

                 PROXY FOR 1998 ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 19, 1998

     The undersigned stockholder of Silicon Valley Group, Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 1998 Annual Meeting of Stockholders of the Company to be held on February 19, 1998 at 3:00 p.m., Pacific Time, at the Company's offices located at 2240 Ringwood Avenue, San Jose, California (telephone (408) 434-0500), and hereby revokes all previous proxies and appoints Papken S. Der Torossian and Russell G. Weinstock, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)





------------------------------------------------------------------------------
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
                                                           Please mark
                                                           your vote as
                                                           indicated in    [X]
                                                           this example.

                                       FOR                  WITHHOLD
                                  all nominees              AUTHORITY
                                  listed below            to vote for all            In their discretion, the Proxies are entitled
                              (except as indicated).   nominees listed below.        to vote upon such other matters as may properly
1. Election of directors.              [ ]                     [ ]                   come before the meeting or any adjournments
                                                                                     thereof.

   If you wish to withhold authority to vote for any individual nominee,                  I plan to attend the meeting: [ ]
   strike a line through that nominee's name in the list below:

   PAPKEN S. DER TOROSSIAN, WILLIAM A. HIGHTOWER, WILLIAM L. MARTIN,
   NAM P. SUH, LAWRENCE TOMLINSON.

                                                                       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN
                                                                       ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION
                                                                       IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE
                                                                       VOTED FOR EACH OF THE ABOVE PERSONS, AND FOR SUCH OTHER
                                                                       MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE
                                                                       PROXYHOLDERS DEEM ADVISABLE.

                                                                       TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
                                                                       PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS
                                                                       PROMPTLY AS POSSIBLE.


Signature(s): __________________________________________ Dated ___________, 1998
(This proxy should be marked, dated and signed by each stockholer exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

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